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                                                                    Exhibit 23.3

                                                                  Reed Smith LLP
                                                            599 Lexington Avenue
Lloyd McAulay                                            New York, NY 10022-7650
Direct Phone:  212.521.5461                                         212.521.5400
Email:  lmcaulay@reedsmith.com                                  Fax 212.521.5450

                                 April 14, 2004
                                      G-37

     We hereby consent to the inclusion of the summary of our legal opinion as set forth under the caption "Litigation" in the Business section of the prospectus of AngioDynamics, Inc. that appears in the Registration Statement (Form S-1), SEC file no. 333-113329.

                                                              /s/ ReedSmith, LLP

                                                              by________________
                                                                Lloyd McAulay


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